ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT made this 17th day of December, 1998;

Between: Cadapult Graphic Systems, Inc., a Delaware corporation with offices located at 110 Commerce Drive, Allendale, New Jersey 07401, hereinafter referred to alternatively as "Cadapult" or "Purchaser";

And: Tartan Technical, Inc., a Massachusetts corporation with offices located at 24 Westech Drive, Tyngsboro, Massachusetts 01879, hereinafter referred to alternatively as "Tartan" or "Seller".

Whereas, both Purchaser and Seller are engaged in the sale and servicing of computer graphics and imaging equipment and supplies; and,

Whereas, Purchaser is desirous of purchasing the Assets of Seller, as defined hereinafter, and Seller is desirous of selling said Assets, for the consideration and upon the terms and conditions set forth hereinafter.

Now Therefore, in consideration of the mutual covenants, promises and conditions set forth herein, the parties hereto do hereby agree as follows:

1.    Purchase and Sale.

      1.01 Seller agrees to sell to Purchasers and Purchaser agrees to purchase from Seller all of the Assets owned and used by Seller in the operation of its business, including but not limited to the following:

      A.    Accounts Receivable, less allowances;
      B.    Inventory at lower of cost or fair market value;
      C. Property and Equipment as listed on Exhibit A annexed to and made a part hereof;
      D.    Use of the name "Tartan Technical";
      E.    Customer lists and all files relating thereto;
      F.    Sales, service and vendor contracts and security deposits;
      G.    Existing telephone numbers (978) 649-8947, (978) 649-8940, 800-869-
            0507;
      H.    Databases
      I.    Rights to www.tartantechnical.com URL
      J. Trade Show deposits, health insurance premiums and other prepaid commitments as listed on Exhibit J for which there shall be an adjustment at Closing.

The Assets which are the subject of the within sale, including those set forth hereinabove, shall hereinafter be collectively referred to as "Assets".

      1.02 In conjunction with purchase by Cadapult of the Assets, as defined herein, Cadapult has agreed to assume the following Liabilities of Seller:

      A.    Trade payables as of the date of Closing;
      B.    Customer deposits payable as of the date of Closing;
      C.    Bank debt listed on Exhibit B.

Purchaser shall indemnify Seller against any and all losses, liabilities, deficiencies or damages suffered or incurred by Seller, or its shareholders, Thomas and Kathleen McLeod, resulting from any failure of Purchaser to discharge the Liabilities referenced herein.

Cadapult has not agreed to assume any other liabilities other than those set forth hereinabove. Liabilities specifically EXCLUDED from assumption by Cadapult include the following: (a) any monies due any governmental agency, including any federal, state and/or local taxes; (b) any contingent liabilities resulting from any claim or threatened claim against Seller which may not, as of this date or date of Closing, have matured into a debt; (c) any obligations arising out of any claim by Seller's personnel, including any unpaid salaries, commissions, pension or other benefits, accrued vacation or sick pay arising prior to the date of Closing, and, (d) any other undisclosed liabilities.

2.    Purchase Price and Terms of Sale.

      2.01 Cadapult does hereby agree to assume the Liabilities referenced in Subparagraphs A,B and C of Paragraph 1.02 hereinabove (hereinafter referred to as "Liabilities") and to purchase the Assets referenced in Subparagraphs A though I of Paragraph 1.01 hereinabove. It is anticipated that the dollar value of the Liabilities assumed will exceed the Assets purchased, as determined by standard accounting principals, by One Hundred Fourteen Thousand ($114,000.00) Dollars. In such event, Cadapult shall then be obligated to tender to Seller One Hundred Eighty Five Thousand Seven Hundred (185,700) shares of unregistered and restricted Cadapult common stock which shall constitute the purchase price.

            A. In the event the dollar value of the Liabilities, as defined hereinabove, assumed at Closing by Cadapult, as also defined hereinabove, exceed the Assets by more than $114,000, at Closing, the Seller shall execute a Promissory Note in favor of Cadapult whereby the principal of the Note shall be an amount equivalent to the difference between the dollar value of the Liabilities assumed, less the Assets purchased and $114,000. The form of the Promissory Note to be executed at Closing is annexed hereto and made a part hereof as Exhibit H.

            B. In the alternative, in the event the dollar value of the Liabilities assumed by Cadapult at Closing exceed the Assets purchased by less than $114,000, then Cadapult will be obligated to issue additional unregistered and restricted common stock to Seller, over and above the 185,700 shares referenced in Paragraph 2.01 hereinabove, the number of shares of which shall be determined by dividing the dollar difference between the Liabilities assumed, less the Assets purchased, and $114,000 by $3.50 which, for the purpose of this Paragraph 2.01B, shall be deemed to be the trading price of Cadapult's common stock irrespective of the actual trading price as of the date of Closing. For example, if the dollar value of Liabilities assumed, less the Assets purchased and is $112,000, then an additional 571 shares of unregistered and restricted common stock shall be issued by Cadapult to Seller (the number of shares to be issued shall be rounded off to the nearest whole number). Any differential due Seller pursuant to this Subparagraph B shall be issued within 30 days of the Closing.

      2.02 In order to provide the Seller with certain Gross Profit incentives as well as protection against a reduction in the trading price of Cadapult's common stock, the parties have further agreed as follows:

            A. The following shall apply to 75% of the shares of Cadapult common stock issued at Closing. At the close of business on the last day of Twelfth month from the Closing, the average trading price of Cadapult's common stock (for the purposes of this Subparagraph A defined as the price "asked" and not "bid") for that month shall be determined. If the average trading Price, as defined herein, as same applies to 75% of the Cadapult common stock issued as Closing is less than $3.50, Cadapult shall then be required to issue additional unregistered and restricted common stock to Seller; provided however, that there shall be an artificial "floor" in the per share value of $2.33 so that when issuing such shares in no event shall a price of less than $2.33 be applied to the above calculation. By way of example, if 185,700 shares are issued at Closing and the average daily price during the eleventh month from the date of Closing is $3.00, then Cadapult will be obligated to issue an additional 23,212 unregistered and restricted shares to the Seller as determined in the following manner: 185,700x75%=139,275x$3.50=$487,462.5/$3.00=$162,487.50-139,275=23,212.
Any such additional shares issued pursuant to this Subparagraph 2.02A shall be subject to the escrow as set forth in Paragraph 3 hereinafter

            B. The same formula as referenced in Subparagraph 2.02A hereinabove shall apply to the remaining 25% of the Cadapult common stock issued to Seller at Closing, which calculation shall be made on the last day of the twenty fourth month from the Closing. Again, if any stock is issued to Seller, it shall be subject to the escrow provisions of Paragraph 3 hereinafter.

            C. Further, again, at the end of the close of business on the last day of the twelfth month from the Closing, a determination shall be made if Gross Profits for the prior twelve months attained by Seller exceeded $901,600 as set forth in Exhibit C annexed hereto and made a part hereof. If Gross Profits for such period exceeded $901,600 AND the average trading price of Cadapult common stock (again, the price "asked") during the twelfth month from the Closing was less than $1.83 per share, then the monetary consideration due Seller from Cadapult in relation to the within Asset Purchase would be increased by $50,000, with said sum paid to Seller within thirty (30) days of such determination.

            D. In the event there is a dispute between the parties as to the calculations to be made pursuant to Subparagraphs A, B and C of this Paragraph 2.02, then the parties shall agree upon a neutral third party, who shall be a Certified Public Accountant in the Commonwealth of Massachusetts to render a determination as to the calculation. If the parties cannot agree upon one neutral C.P.A., then each shall select its own C.P.A., and the two C.P.A.'s so selected shall select a third C.P.A., and the three C.P.A.'s shall then render a determination by agreement of at least two of the three. Any such decision shall be final in the absence of fraud. The cost of any neutral accountant shall be borne equally by the parties.

3. Escrow and Post Closing Adjustments. At Closing, fifty (50%) percent of the common stock of Cadapult due Seller thereat, or 92,850 shares (hereinafter "Escrowed Shares"), shall be endorsed in blank and delivered to the Joint Escrow Agents designated herein, after which Escrowed Shares shall be held in escrow pending attainment of specified Gross Profit objectives in the first 12 and second 12 months from the date of Closing. For the purposes of this Paragraph 3, Gross Profit shall be defined in the manner set forth in Exhibit C annexed to and made a part hereof.

It is the intent of the parties hereto that if Seller attains, or exceeds, certain Gross Profit Targets, as defined hereafter, during the first twelve (12) months following the closing, 50% of the Escrowed Shares will be released to Seller from the Escrow plus additional unregistered and restricted shares may be issued to Seller by Cadapult pursuant to the schedule of Gross Profit Targets annexed to and made a part hereof as Exhibit D. In the alternative, failure to attain Gross Profit Targets resulting in less than 50% of the Escrowed Shares being issued to Seller at the end of the first twelve month period shall result in those shares being returned to Cadapult.

By way of example, if the Gross Profits achieved during the first twelve month period from the date of Closing is $700,000, then 46,425 Escrowed Shares shall be released to Seller and 11,607 Escrowed Shares shall be returned to Purchaser.

The same process shall be repeated in the second twelve month period from the date of the Closing.

Any additional shares of Cadapult common stock issued pursuant to this Paragraph 3 shall be subject to adjustments on the twelfth and twenty-fourth month from the date of Closing as set forth in Paragraphs 2.02 A and B hereinabove.

The aforesaid shall be set forth in a separate Escrow Agreement to be executed at Closing. The Joint Escrow Agents shall be one attorney designated by Seller and another attorney designated by Cadapult. The Joint Escrow Agents shall receive an agreed upon fee, as set forth in the Escrow Agreement, for services rendered by them as Joint Escrow Agents.

4. Deposit. Simultaneously upon the execution of the within Agreement, Purchaser shall forward a check in the sum of $50,000.00 payable to the attorney trust account of Seller's attorney who shall be an attorney admitted to the Bar of the State of Massachusetts designated by Seller in the sum of $50,000.00 constituting an earnest money deposit, which monies shall be held in escrow by the aforesaid. Since it is anticipated that at Closing no cash payment will be due Seller, the within Deposit of $50,000.00 shall at that time be refunded to Purchaser, without any deduction or set off unless otherwise provided in this Asset Purchase Agreement. In the event a Closing does not occur as a consequence of the failure of any conditions precedent to the Contract or Seller's breach, the within earnest money deposit shall be refunded to the Purchaser, without any deduction or set off whatsoever, within forty-eight (48) hours of demand therefore.

5. Allocation of Purchase Price. The total purchase price shall be allocated amongst the various Assets and agreements to be executed at Closing in the manner set forth in Exhibit E annexed to and made a part hereof.

6. Employment Agreements. A condition precedent to Cadapult's obligation to Close shall be (1) Seller's shareholders, Thomas and Kathleen McLeod, execution of Employment Agreements in the form annexed to and made a part hereof as Exhibit F for a term of not less than two (2) years from Closing; and (2) Seller obtaining from one of its key employees, namely, Susan M. Gardner, either an agreement to become an employee of Cadapult, as evidenced by execution by her of an Employment Agreement in the form annexed hereto as Exhibit F for a term of not less than two (2) years from Closing, or, in the alternative, a written undertaking on the part of Susan M. Gardner that she shall be restricted from contacting or soliciting any of Seller's customers for a period of not less than two years from the date of Closing, said Restrictive covenant to be in the form
annexed hereto and made a part hereof as Exhibit I.   Execution and delivery of
the Agreements referenced in this Paragraph 6 shall be deemed to satisfy the obligation of Seller as created hereunder.

7. Closing. The Closing shall occur on or about January 5, 1999 at Seller's offices or the offices of Seller's attorneys provided same are located within 15 miles of Boston, Massachusetts (hereinbefore referred to as "Closing Date").
All monies due and payable at Closing shall be paid in the form of a bank, certified or attorneys trust account check.

8.  Conditions Precedent.

      A. Purchaser agrees to accept an assignment of Seller's lease for its current location. A true copy of said Lease is annexed hereto and made a part hereof as Exhibit G. On or before the Closing, Seller shall obtain its Landlord's consent to an assignment of said Lease to Cadapult..

      B. Purchaser's satisfactory review of aspects of Seller's business, including but not limited to not less than audited financial statements, including Statements of Profits and Losses and Balance Sheets, for all of 1997 and for at least the first 9 months of 1998. Said review shall be completed within 45 days of the date hereof.

      C. Execution at Closing of the Employment Agreements referenced in Paragraph 6 hereinabove.

9. Seller's Representations. Seller represents and warrants to Purchaser as follows:

      A. Title to Assets. Seller shall, as of the date of Closing, hold good and marketable title to the Assets, free and clear of restrictions on or conditions to transfer or assignment as well as any and all liens, pledges, charges, or encumbrances. At Closing, Seller shall convey all such Assets.

      B. Indemnification. Seller, and Seller's shareholders, do hereby jointly and severally agree to protect, indemnify, and hold the Purchaser harmless from and against any loss, damage or expense, as well as reasonable counsel fees and costs, if incurred, resulting from any breach of the warranties set forth in Subparagraph A of this Paragraph 9. Specifically, the within Indemnification shall include any claim made against Purchaser for any unpaid liability of Seller. Should any claim for indemnification arise during the pendency of the Escrow as referenced in Paragraph 3 hereinabove, the Purchaser shall have the right to request that any funds being held on behalf of the Seller continue to be held pending resolution of such claim and, further to pay the amount of such claim upon adjudication thereof from said Escrowed Funds, should same remain unsatisfied.

      C. Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement by Seller, and the consummation of the within contemplated transaction, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any lender or governmental or regulatory agency.

      D. Corporate Existence. Seller is now, and on the Closing Date will be, a corporation duly organized and validly existing and in good standing under the laws of the State of Massachusetts. At Closing, Seller shall provide a copy of a Certificate of Good Standing issued by the Commonwealth of Massachusetts and Massachusetts Department of Revenue. In addition, Seller shall comply with all applicable governmental and legal requirements in relation to the bulk sales of its Assets.

      E. Authorization. The execution, delivery, and performance of this Agreement has been duly authorized and approved by the Board of Directors and shareholders of Seller having a majority of the issued and outstanding Common Stock thereof, and this Agreement constitutes a valid and binding Agreement of Seller in accordance with its terms.

      F. Noncancelable Contracts. At the time of Closing, there will be no leases, employment contracts, contracts for services or maintenance, or other similar material contracts existing or relating to or connected with the operation of Seller's business not cancelable at Closing or within 30 days thereof.

      G. Continued Operations. Seller will continue to conduct its business up to the date of Closing in essentially the same manner as it has been conducted in the past, and in accordance with all applicable laws and regulations. Until Closing, Seller shall maintain all of its Assets in their present condition. Seller shall use its best efforts to preserve, for Purchaser, the goodwill of vendors, suppliers, customers and others having business relations with it. Prior to Closing, Seller will not sell or transfer any of the Assets which are the subject of this Agreement. Seller has no knowledge of a business termination of a material customer, vendor or supplier.

      H. Withholding Taxes. Seller has paid in full, or will arrange for the payment in full, in a timely manner, of all federal and Commonwealth of Massachusetts taxes incurred by Seller, including, but not limited to income, withholding, social security, unemployment insurance, and sales taxes due through the Date of Closing, and shall hold Purchaser harmless therefrom.

      I. Financial Records. Seller will deliver two year audited financial statement prepared by Seller's accountant within within 45 days of Closing, at Seller's expense. Seller must be in agreement with audited data. Seller makes no warranties or representations regarding future sales or profits in connection with the Assets purchased by Purchaser pursuant to this Agreement, such sales and profits being dependent on Purchaser's efforts, skill, and conduct of its business. Financial records and other documents delivered by Seller to Purchaser in connection with the within transaction, including profit and loss statements and balance sheets, contracts, and other books and records, accurately reflect the financial condition of Seller. To the best of Seller's knowledge, Seller is in compliance with all laws and regulations affecting its business.

      J. Employee Benefits. Seller does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Seller, whether pursuant to contract, arrangement, custom or informal understanding, which constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which the Seller may have any ongoing material liability after Closing. The Seller does not maintain, nor has it ever contributed to, any Multi-employer Plan as defined by Section 3(37) of ERISA. The Seller does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to an Employee Pension Benefit Plan or Employee Welfare Benefit party. Seller has no employee benefits plans or written contracts with employees. Seller shall be responsible for paying, prior to Closing, all accrued vacation or sick pay entitlements.

      K. Accuracy of Representations and Warranties. None of the representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller knows of no fact or circumstance that has resulted, or that in the reasonable judgment of Seller will result, in a material change in the business, operations, or assets of Seller that has not been previously disclosed or set forth in this Agreement.

      L. Seller's Agreement to Restriction on Sale of Seller's Stock Conveyed Pursuant to the Within Agreement. The Sellers agree that, for a period commencing 45 business days preceding the one year anniversary of the Closing Date of this Agreement and ending the day following the one year anniversary of the Closing Date of this Agreement, the Sellers will not offer to sell, sell, transfer, assign, give, bequeath, hypothecate, otherwise dispose of or otherwise in any manner alienate any of the securities of the Corporation, whether now owned or hereafter acquired by the Sellers (the "Securities"), or any right or interest therein, whether voluntarily or by operation of law. Any purported transfer in violation of any provision of this Agreement shall be void and ineffective, and shall not operate to transfer any interest or title to the purported transferee and the Corporation shall not recognize such transfer. The Sellers agree that any sale or other disposition of the Securities after the one year anniversary of the Closing Date shall be a bona fide transaction in accordance with Rule 144, as promulgated under the Securities Act of 1933 as amended, conducted through a major brokerage firm or such other firm as is mutually agreed by the parties in writing, and shall be sold in a manner not to cause any adverse effect on the market for the Corporation's common stock. Any such sale shall be made without "hitting" the bid price for the Corporation's common stock. These representations by the Sellers are material to the Purchaser's decision to enter into this Agreement and, Seller's agree that any violation hereof would entitle the Purchaser to injunctive relief to preclude Securities sales activity by the Sellers in contravention of these representations.

10. Purchaser's Representations. Purchaser represents and warrants to Seller as follows:

      A. Buyer is a DELAWARE corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware and has the power and authority to carry on its business, as now conducted, to own and operate its properties and assets, to execute the Agreement and other agreements and instruments refereed to therein and delivering and carrying out the transactions contemplated.

      B. Execution and delivery of the Agreement and other Agreements and instruments referred to have been duly authorized by the board of directors and shareholders of Cadapult Graphic Systems, Inc. and constitute legal, valid, binding and enforceable agreements and instruments.

      C. Neither the execution, delivery or performance of the Agreement or any other agreement or instrument executed and delivered by or on behalf of Cadapult Graphic Systems, Inc., nor the consummation of the transactions nor compliance with the terms and provisions of the Agreement contravenes the Certificate of Incorporation, Articles of Incorporation, or bylaws or any provision of law, statute, rule, regulation or order of any court or governmental authority to which Cadapult Graphic Systems, Inc., is subject, or any judgment, decree, franchise, order or permit applicable to it, or conflicts or inconsistent with, or will result in any breach of or constitute a default under, any contract, commitment, agreement, understanding, arrangement or instrument, or result in the creation of or imposition of, or the obligation to create or impose any lien, encumbrance or liability upon, any of the property or assets of it, or will increase any such lien, encumbrance, or liability.

      D. Purchaser shall indemnify Seller against any and all loss, liability, deficiency, or damage suffered or incurred by Tartan, or its shareholders, resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Cadapult Graphic System, Inc. contained in the Agreement or in any certificate, document, or instrument delivered to Tartan in connection with the within transaction.

      E. Purchaser agrees to hire current employees of Seller, not otherwise referenced herein, specifically, Michael Ryan, David Yetman and Scott Englund. In the event said employees are terminated by Purchaser, any sums due said employees resulting from Purchaser's termination shall be the sole responsibility of Purchaser.

11. Indemnification. Purchaser and Seller agree to protect, indemnify, and hold the other harmless against, and with respect to, any loss, damage or expense occasioned by any breach or alleged breach, falsity, or failure of any of the representations, covenants, warranties or agreements of any such party contained herein or contained in any document exchanged between Purchaser and Seller in connection with this transaction. This Indemnification shall survive the Closing.

12. Default. In the event of a material breach, the non-breaching party shall have the right, in addition to seeking damages, to choose to compel the breach party to perform under the terms of this Agreement (specific performance). Irrespective of the aforesaid, and in addition thereto, in the event of a material breach by Purchaser, Seller shall have the right to retain the Deposit irrespective of whether Seller is able to establish damages, seeks to compel specific performance, or ultimately obtains a judgment for damages in excess of the Deposit provided however that in the event of the latter, the amount of the Deposit shall be deducted from any damage award.

13.   Miscellaneous.

      A. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

      B. Notices. All notices, requests, consents, approvals or other communications under this Agreement shall be in writing and mailed by certified mail, return receipt requested, postage prepaid, or delivered by a nationally recognized overnight courier service which obtains delivery receipts (e.g., Federal Express), addressed:


Seller:

                  Thomas H. McLeod & Kathleen C. McLeod
                  31 Babicz Road
                  Tewksbury, Massachusetts 01876

                  Thomas Anzuoni, Esq.
                  60 Chelmsford Street
                  Chelmsford, Massachusetts 01824

Purchaser:

                  Cadapult Graphic Systems, Inc.
                  110 Commerce Drive
                  Allendale, New Jersey 07401

                  Bruce M. Meisel, Esq.
                  263 Center Avenue
                  Westwood, New Jersey 07675

Either party may, by notice given as aforesaid, change its address for all subsequent notices. All notices hereunder shall be effective upon receipt of same.

      C. Legal Fees in the Event of Dispute. In the event a dispute arises between the parties in relation to the interpretation and/or implementation of the within Agreement resulting in the filing of a legal proceeding in a court of competent jurisdiction, the non-prevailing party shall reimburse the prevailing party to the extent of reasonable counsel fees and costs incurred by the latter.

      D. No Broker. The Seller and Purchaser represent and warrant, each to the other, that neither has engaged or in any way dealt with a broker, finder, agent, or anyone in a similar capacity, in relation to the transaction contemplated by the within Agreement. To this extent, Seller and Purchaser do each hereby agree to indemnify, defend and hold the other harmless from and against any and all loss, expense, including but not limited to reasonable counsel fees and costs, damage or liability resulting from any claim or claims arising from an alleged rendering of any services to the indemnifying party in breach of the within warranty.

      E. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

      F. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understanding and agreements among them respecting the subject matter of this Agreement. Any amendments to this Agreement must be in writing and signed by the party against whom enforcement of that amendment is sought.

      G. Presumption. This Agreement, or any Section thereof, shall not be construed against any part due to the fact that said Agreement or any Section thereof was drafted by said party.

      H. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

      I. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

      J. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid. The remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Executed as of the dates set forth below, in several counterparts, each of which shall be deemed an original, but all constituting only one agreement.

                                    Purchaser:
                                    Cadapult Grapic Systems, Inc.

Date:  12/17/98                     By:/s/ Michael Levin
                                       ----------------------------
                                           Michael Levin, President

                                    Seller
                                    Tartan Technical, Inc.

Date:  12/17/98                     By:/s/ Thomas McLeod
                                       ----------------------------
                                           Thomas McLeod, Pres.


                                    Solely as to the provisions of Paragraph
                                    6 as same pertains to the undersigned and as to no other provision contained herein.


                                    /s/ Thomas McLeod
                                    -----------------------
                                    Thomas McLeod


                                    /s/ Kathleen C. McLeod      12-17-98
                                    -----------------------
                                    Kathleen McLeod





EXHIBIT LIST

Exhibit A               Property and Equipment
Exhibit B               Bank Debt
Exhibit C               Gross Profit Definition
Exhibit D               Incentive Gross Profit Schedule
Exhibit E               Allocation of Purchase Price
Exhibit F               Form of Employment Agreement
Exhibit G               Lease*
Exhibit H               Promissory Note
Exhibit I               Restrictive Covenant
Exhibit J               Adjustments


* Lease to be amended to provide for an initial Term of February 1, 1997 through January 31, 2002, one option at the Base Rent set forth in Paragraph 3A6 there shall be no further options less otherwise agreed upon by the parties. Purchaser will execute an amendment to the Lease at Closing agreeing to henceforth maintain the Leased Premises in compliance with all environmental laws and regulations.



                       Exhibit C - Gross Profit Definition

      Definitions

          - Tartan Customer - A past or current client of Tartan that is not at the time of closing a current Cadapult client.
          - Tartan Team - A sales team including Kathy McLeod, Tom McLeod, Michael Ryan, David Yetman or their direct replacement.
          - Internal Costs - Those costs defined by the Technical Services department as compensation for their work including installations, integrations and field and depot service.

The definition of Gross Profit (GP) must be broken down into two pieces. The first is the calculation of the GP itself, and the second is the determination of on what sales the GP is to be calculated.

Starting with the latter, the following sales should be included in the calculation of GP:

    - Service
           - Renewal of all service contracts now held by Tartan Technical.
          - Renewal of all service contracts of printers originally sold by Tartan and not currently covered by Cadapult.
          - Future sales of service contracts relating to new printer sales closed by the Tartan Team.
    - Supplies
           - Sales of all supplies to a Tartan Customer.
          - Future sales of supplies relating to new printer sales closed by the Tartan Team.
    - System Sales
           - Sales of all systems to a Tartan Customer.
           - Future sales of systems closed by the Tartan Team.

As to calculation of Gross Profit itself:
    - Service
          - The GP on Tektronix service contracts will be calculated to be 75% of the selling price.
          - The GP on all other service contracts is to be calculated by the selling cost less invoice costs to us of those items required to fulfill a contract, less Internal Costs.
    - Supplies
          - The GP on sales of supplies to be calculated by the selling price, less the invoice cost of those supplies including shipping, less any unreimbursed shipping costs to the customer.
    - Systems
          - The GP on sales of systems to be calculated by the selling price, less the invoice cost of all components including shipping costs, less Internal Costs, less any unreimbursed shipping costs to the customer.
          - In addition to the above, for determining the GP associated with the sales of Tektronix printers, the Tektronix performance rebate (now 4% on business products and 6% on specialty products) will be included as long as Cadapult is receiving this rebate. Growth rebates from Tektronix are not to be included.





                  Exhibit D - Incentive Gross Profit Schedule

The stock placed in Escrow is to be released on the first and second anniversary of the closing against the following schedule of Gross Profit achievement of the acquired business for the previous 12 months.

                        $1,176,000 and above - 75% of Escrowed shares $1,136,800 to 1,175,999 - 72.5% of Escrowed shares
                        $1,097,600 to 1,136,799 - 70% of Escrowed shares
                        $1,058,400 to $1,097,599 - 67.5% of Escrowed shares
                        $1,019,200 to $1,058,399 - 65% of Escrowed shares
                        $980,000 to $1,019,199 - 62.5% of Escrowed shares
                        $940,800 to $979,999 - 60% of Escrowed shares
                        $901,600 to $940,799 - 57.5% of Escrowed shares
                        $862,400 to $901,599 - 55% of Escrowed shares
                        $823,200 to $862,399 - 52.5% of Escrowed shares
                        $784,000 to $823,199 - 50% of Escrowed shares
                        $588,000 to $783,999 - 37.5% of Escrowed shares
                        $392,000 to $587,999 - 25% of Escrowed shares
                        $196,000 to $391,999 - 12.5% of Escrowed shares
                        $0 to $195,999 - 0 shares





                                   Exhibit F

                              EMPLOYMENT AGREEMENT
                              --------------------

      AGREEMENT, dated January 4, 1999 between CADAPULT GRAPHIC SYSTEMS INC., a Delaware corporation with offices at 110 Commerce Drive, Allendale, New Jersey 07401 ("Employer"), and THOMAS H. MCLEOD ("Employee") residing at 31 Babicz Road, Tewksbury, MA 01876.


                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

      1.    EMPLOYMENT.  The Employer hereby employs Employee, and Employee
            ----------
hereby agrees to serve, as Business Development Manager of Employer, or such other position and with such title as Employer may reasonably designate, for the Term of Employment (as defined in Section 2). Employee agrees to perform such services as are customary for such office or to such other offices as shall from time to time be assigned to Employee by Employer's Board of Directors or its designee, and, in the absence of such assignment, such services customary to such offices as are necessary to the operations of Employer. Employee further agrees to use Employee's best efforts to promote the interest of Employer and to devote Employee's full business time and energies during normal business hours to the business and affairs of Employer during the Term of Employment.

      2.    TERM OF EMPLOYMENT.  The employment hereunder which shall commence
            ------------------
on the date of the execution of this Agreement and shall continue for a term of two (2) years (the "Term of Employment"), unless earlier terminated: (a) upon death of Employee; (b) at the option of Employer upon 30 days' prior written notice to Employee, in the event Employee, by reason of physical injury or illness, is unable to materially perform his duties hereunder for a period of 60 days and has no proof of expectation of returning to work within a reasonable time thereafter; or (c) upon the discharge of Employee by the Board of Directors of Employer for "cause" (as defined in Section 7 hereof).

      3.    COMPENSATION.
            ------------

            A.    Base Salary and Commission.
                  --------------------------

                  (1) As compensation for the services to be provided hereunder and in consideration of Employee's agreement not to compete as set forth in
Section 4, during the Term of Employment, Employer shall pay Employee salary of $60,000 per annum plus Commission, or such greater amount as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

                  (2) For purpose of Section 3.A, the term "Commission" is defined as twenty percent (20%) of the Employee's Gross Profit.

                  (3) For purpose of Section 3.A, the term "Gross Profit" is defined as selling price less invoice costs of products, less applicable rebates, with the exclusion of the Tektronix growth rebate, and less internal costs of service and does not include profit on sales not purchased or contracted for by Employee. Furthermore, Employee shall not share in any profits realized on transaction consummated after the termination of his employment.

                  (4) Employee shall be provided with monthly financial reporting of Employer in the same format, and to the extent, provided senior management personnel of said Employer.

            B.    Other Benefits.  Employee shall be entitled to the following
                  --------------
fringe benefits, perquisites, and other benefits of employment during the Term of Employment to the extent that the Board of Directors determines such benefits are to be made available to Employer's employees in general: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding employees; (iii) four (4) weeks vacation in accordance with Employer's policy, and it is not to be deemed to have any cash value; (iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; and (v) participation in Employer's employee stock option plan.

            C.    Payment Upon Early Termination.  In the event of early
                  ------------------------------
termination of employment for any reason specified in Section 7 hereof, Employer shall no longer be obligated to make any payments of compensation to Employee or Employee's estate under this Agreement. However, any salary or bonus earned and/or vested for prior periods, but not yet paid, shall be paid by Employer to Employee or Employee's estate.

      4.    COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY.
            ---------------------------------------------------------------

            A.    Covenant Not to Compete and Solicit.  During the Term of
                  -----------------------------------
Employment and for a period of two (2) years after termination of Employee's employment with Employer, Employee will not, within any jurisdiction in which Employer or any affiliate conducts its business operations, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type or character engaged in or competitive with that conducted by Employer. The decision of Employer's Board of Directors as to what constitutes a competing business shall be final and binding upon Employee, and such decision shall be made in good faith and with specific consideration for the type of business conducted or being contemplated by Employer at the time of said termination. For these purposes, ownership by Employee or any affiliate of Employee of securities of a public company not in excess of 1% of any class of such securities shall not be considered to be competition with Employer.

            For a period of three (3) years after termination of Employee's employment with Employer, Employee further agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in any way in any other business ventures and agrees to refrain from soliciting competitive business from any client or prospective client (as disclosed in a list, compiled in good faith, to be provided to Employee by Employer at the time he ceases to be employed, which list shall be binding upon Employee) of Employer's for Employee's benefit or for any other entity.

            Its is specifically understood that the Employee currently has an equity interest in a business that provides outsourced e-mail and network services to a customer base that includes the current customer base of Tartan Technical, Inc. The business of providing outsourced e-mail and network services will not be deemed to be a competitive business at this time or in the future even if the Employer engages in the same business at some future date.

            It is the desire and intent of the parties that if any provisions of this Section 4(A) shall be adjudicated to be invalid or unenforceable, this
Section 4(A) shall be deemed amended to delete therefrom such provisions or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

            B.    Intellectual Property.  During the Term of Employment,
                  ---------------------
Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relates directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will, at Employer's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

            C.    Confidentiality.  Employee agrees to not divulge to anyone
                  ---------------
(other than Employer or any other persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without prior written consent of Employer.

      5.    REIMBURSEMENT OF EXPENSES.  Employee shall be provided with a $250
            -------------------------
per month car allowance plus mileage at the rate of $0.18 per mile. In addition, Employee shall be entitled to be reimbursed for pre-approved reasonable travel and other pre-approved expenses incurred in connection with Employee's services to Employer pursuant to and during the Term of Employment upon a basis consistent with the policies established or announced by Employer.

      6.    BREACH BY EMPLOYEE.  Both parties recognize that the services to be
            ------------------
rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services during the Term of Employment for any person, firm, corporation or other entity engaged in a competing line of business with Employer, or otherwise breaches this Agreement, Employer shall be entitled, if it so elects, to take all actions, either in law or in equity, that it deems necessary to protect its rights and interests. In the event that the Employee breaches this Agreement or advances an action, either in law or equity, that is adjudicated or results in a judgement in favor of the Employer, Employee shall reimburse Employer for reasonable costs and expenses, including reasonable attorneys fees.

      7.    BREACH BY EMPLOYER.   In the event that the Employer breaches this
            ------------------
Agreement or advances an action, either in law or equity, that is adjudicated or results in a judgement in favor of the Employee, Employer shall reimburse Employee for reasonable costs and expenses, including reasonable attorneys fees.

      8.    TERMINATION FOR CAUSE.  Employer may terminate Employee for cause
            ---------------------
upon ten days' prior written notice to Employee. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:

            A. Employee's willful failure or refusal after notice thereof, to perform specific directives of Employer's Board of Directors, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 and elsewhere herein;

            B.    Dishonesty of Employee affecting Employer;

            C. Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

            D. Any gross or wilful conduct of Employee resulting in substantial loss to Employer, substantial damage to Employer's reputation or theft from Employer;

            E. Other than physical injury or illness, Employee's failure to perform the duties and responsibilities under this Agreement; or

            F. Any material breach (not covered by any of the clauses (A) through (E)) of any of the provisions of this Agreement, causing material damage to Employer, if such breach is not cured within ten days after written notice thereof to Employee by Employer.

      9.    ASSIGNMENT.  This Agreement is a personal contract and, except as
            ----------
specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated by Employee. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. Employee specifically consents to assignment of this Agreement by Employer pursuant to any reorganization or business combination that Employer may effect hereafter.

      10.   GOVERNING LAW; CAPTIONS.  This Agreement contains the entire
            -----------------------
agreement between the parties and shall be governed by the laws of Commonwealth of Massachusetts. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the President of Employer. Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

      11.   PRIOR AGREEMENTS.  This Agreement supersedes and terminates all
            ----------------
prior agreements between Employer and Employee relating to the subject matter herein addressed.

      12.   ARBITRATION.  Any dispute or claim hereunder may be referred to
            -----------
arbitration. The notice shall be filed with the Employer or Employee, in no event, later than thirty (30) days after written notice of the dispute is mailed via certified mail to the non-grieving party.

It is agreed that during the term of this Agreement the arbitrator to whom the grievance shall be referred for a decision shall be selected by the Employer and the Employee. If the parties fail to select an arbitrator, the grievance shall be presented to the American Arbitration Association. The voluntary labor arbitration rules of the American Arbitration Association shall apply to the proceeding and the choice of arbitrator.

The decision of the arbitrator shall be supported by substantial evidence on the record as a whole, and shall be final and conclusive and binding upon the Employee and the Employer. The arbitrator shall have no power to add to or subtract from or modify in any way the terms of this Agreement.

The arbitrator shall be requested to issue his written decision not later than thirty (30) days from the date of the close of the hearing or, if oral hearings have been waived, then from the date of transmitting the final statements and proofs to the arbitrator. The decision of the arbitrator will be accepted as final by the parties to the disputes, and both will abide by it.

All expenses for the arbitrators services and the proceedings shall be borne equally by the Employer and the Employee. However, each party shall be responsible for compensating its own representatives and witnesses.

      13.   NOTICES.  Any notice or other communication required or permitted
            -------
hereunder shall be sufficiently given if delivered in person to Employer by delivery to its Chairman of the Board of Directors or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

            If to Employee, to:
            Thomas H. McLeod
            31 Babicz Road
            Tewksbury, MA  01876

            If to Employer, to:
            Cadapult Graphic Systems Inc.
            Attn:  Michael Levin, President
            110 Commerce Drive
            Allendale, New Jersey 07401
            fax:  201-236-9320


      IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the date and year first above written.

                                          CADAPULT GRAPHIC SYSTEMS INC.

                                          By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President


                                          EMPLOYEE

                                          /s/ Thomas H. McLeod
                                          ------------------------------
                                          Thomas H. McLeod





                              EMPLOYMENT AGREEMENT


      AGREEMENT, dated January 4, 1999 between CADAPULT GRAPHIC SYSTEMS INC., a Delaware corporation with offices at 110 Commerce Drive, Allendale, New Jersey 07401 ("Employer"), and KATHLEEN C. MCLEOD ("Employee") residing at 31 Babicz Road, Tewksbury, MA 01876.


                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

      1.    EMPLOYMENT.  The Employer hereby employs Employee, and Employee
            ----------
hereby agrees to serve, as Account Manager of Employer, or such other position and with such title as Employer may reasonably designate, for the Term of Employment (as defined in Section 2). Employee agrees to perform such services as are customary for such office or to such other offices as shall from time to time be assigned to Employee by Employer's Board of Directors or its designee, and, in the absence of such assignment, such services customary to such offices as are necessary to the operations of Employer. Employee further agrees to use Employee's best efforts to promote the interest of Employer and to devote Employee's full business time and energies during normal business hours to the business and affairs of Employer during the Term of Employment.

      2.    TERM OF EMPLOYMENT.  The employment hereunder which shall commence
            ------------------
on the date of the execution of this Agreement and shall continue for a term of two (2) years (the "Term of Employment"), unless earlier terminated: (a) upon death of Employee; (b) at the option of Employer upon 30 days' prior written notice to Employee, in the event Employee, by reason of physical injury or illness, is unable to materially perform his duties hereunder for a period of 60 days and has no proof of expectation of returning to work within a reasonable time thereafter; or (c) upon the discharge of Employee by the Board of Directors of Employer for "cause" (as defined in Section 7 hereof).

      3.    COMPENSATION.
            ------------

            A.    Base Salary and Commission.
                  --------------------------

                  (1) As compensation for the services to be provided hereunder and in consideration of Employee's agreement not to compete as set forth in
Section 4, during the Term of Employment, Employer shall pay Employee salary of

$40,000 per annum plus Commission, or such greater amount as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

                  (2) For purpose of Section 3.A, the term "Commission" is defined as twenty percent (20%) of the Employee's Gross Profit.

                  (3) For purpose of Section 3.A, the term "Gross Profit" is defined as selling price less invoice costs of products, less applicable rebates, with the exclusion of the Tektronix growth rebate, and less internal costs of service and does not include profit on sales not purchased or contracted for by Employee. Furthermore, Employee shall not share in any profits realized on transaction consummated after the termination of his employment.

                  (4) Employee shall be provided with monthly financial reporting of Employer in the same format, and to the extent, provided senior management personnel of said Employer.

            B.    Other Benefits.  Employee shall be entitled to the following
                  --------------
fringe benefits, perquisites, and other benefits of employment during the Term of Employment to the extent that the Board of Directors determines such benefits are to be made available to Employer's employees in general: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding employees; (iii) four (4) weeks vacation in accordance with Employer's policy, and it is not to be deemed to have any cash value; (iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; and (v) participation in Employer's employee stock option plan.

            C.    Payment Upon Early Termination.  In the event of early
                  ------------------------------
termination of employment for any reason specified in Section 7 hereof, Employer shall no longer be obligated to make any payments of compensation to Employee or Employee's estate under this Agreement. However, any salary or bonus earned and/or vested for prior periods, but not yet paid, shall be paid by Employer to Employee or Employee's estate.

      4.    COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY.
            ---------------------------------------------------------------

            A.    Covenant Not to Compete and Solicit.  During the Term of
                  -----------------------------------
Employment and for a period of two (2) years after termination of Employee's employment with Employer, Employee will not, within any jurisdiction in which Employer or any affiliate conducts its business operations, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type or character engaged in or competitive with that conducted by Employer. The decision of Employer's Board of Directors as to what constitutes a competing business shall be final and binding upon Employee, and such decision shall be made in good faith and with specific consideration for the type of business conducted or being contemplated by Employer at the time of said termination. For these purposes, ownership by Employee or any affiliate of Employee of securities of a public company not in excess of 1% of any class of such securities shall not be considered to be competition with Employer.

            For a period of three (3) years after termination of Employee's employment with Employer, Employee further agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in any way in any other business ventures and agrees to refrain from soliciting competitive business from any client or prospective client (as disclosed in a list, compiled in good faith, to be provided to Employee by Employer at the time he ceases to be employed, which list shall be binding upon Employee) of Employer's for Employee's benefit or for any other entity.

            Its is specifically understood that the Employee currently has an equity interest in a business that provides outsourced e-mail and network services to a customer base that includes the current customer base of Tartan Technical, Inc. The business of providing outsourced e-mail and network services will not be deemed to be a competitive business at this time or in the future even if the Employer engages in the same business at some future date.

            It is the desire and intent of the parties that if any provisions of this Section 4(A) shall be adjudicated to be invalid or unenforceable, this
Section 4(A) shall be deemed amended to delete therefrom such provisions or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

            B.    Intellectual Property.  During the Term of Employment,
                  ---------------------
Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relates directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will, at Employer's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

            C.    Confidentiality.  Employee agrees to not divulge to anyone
                  ---------------
(other than Employer or any other persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without prior written consent of Employer.

      5.    REIMBURSEMENT OF EXPENSES. Employee shall be provided with a $250
            -------------------------
per month car allowance plus mileage at the rate of $0.18 per mile. In addition, Employee shall be entitled to be reimbursed for pre-approved reasonable travel and other pre-approved expenses incurred in connection with Employee's services to Employer pursuant to and during the Term of Employment upon a basis consistent with the policies established or announced by Employer.

      6.    BREACH BY EMPLOYEE.  Both parties recognize that the services to be
            ------------------
rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services during the Term of Employment for any person, firm, corporation or other entity engaged in a competing line of business with Employer, or otherwise breaches this Agreement, Employer shall be entitled, if it so elects, to take all actions, either in law or in equity, that it deems necessary to protect its rights and interests. In the event that the Employee breaches this Agreement or advances an action, either in law or equity, that is adjudicated or results in a judgement in favor of the Employer, Employee shall reimburse Employer for reasonable costs and expenses, including reasonable attorneys fees.

      7.    BREACH BY EMPLOYER.   In the event that the Employer breaches this
            ------------------
Agreement or advances an action, either in law or equity, that is adjudicated or results in a judgement in favor of the Employee, Employer shall reimburse Employee for reasonable costs and expenses, including reasonable attorneys fees.

      8.    TERMINATION FOR CAUSE.  Employer may terminate Employee for cause
            ---------------------
upon ten days' prior written notice to Employee. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:

            A. Employee's willful failure or refusal after notice thereof, to perform specific directives of Employer's Board of Directors, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 and elsewhere herein;

            B.    Dishonesty of Employee affecting Employer;

            C. Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

            D. Any gross or wilful conduct of Employee resulting in substantial loss to Employer, substantial damage to Employer's reputation or theft from Employer;

            E. Other than physical injury or illness, Employee's failure to perform the duties and responsibilities under this Agreement; or

            F. Any material breach (not covered by any of the clauses (A) through (E)) of any of the provisions of this Agreement, causing material damage to Employer, if such breach is not cured within ten days after written notice thereof to Employee by Employer.

      9.    ASSIGNMENT.  This Agreement is a personal contract and, except as
            ----------
specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated by Employee. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. Employee specifically consents to assignment of this Agreement by Employer pursuant to any reorganization or business combination that Employer may effect hereafter.

      10.   GOVERNING LAW; CAPTIONS.  This Agreement contains the entire
             -----------------------
agreement between the parties and shall be governed by the laws of the Commonwealth of Massachusetts. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the President of Employer. Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

      11.   PRIOR AGREEMENTS.  This Agreement supersedes and terminates all
             ----------------
prior agreements between Employer and Employee relating to the subject matter herein addressed.

      12.   ARBITRATION.  Any dispute or claim hereunder may be referred to
            -----------
arbitration. The notice shall be filed with the Employer or Employee, in no event, later than thirty (30) days after written notice of the dispute is mailed via certified mail to the non-grieving party.

It is agreed that during the term of this Agreement the arbitrator to whom the grievance shall be referred for a decision shall be selected by the Employer and the Employee. If the parties fail to select an arbitrator, the grievance shall be presented to the American Arbitration Association. The voluntary labor arbitration rules of the American Arbitration Association shall apply to the proceeding and the choice of arbitrator.

The decision of the arbitrator shall be supported by substantial evidence on the record as a whole, and shall be final and conclusive and binding upon the Employee and the Employer. The arbitrator shall have no power to add to or subtract from or modify in any way the terms of this Agreement.

The arbitrator shall be requested to issue his written decision not later than thirty (30) days from the date of the close of the hearing or, if oral hearings have been waived, then from the date of transmitting the final statements and proofs to the arbitrator. The decision of the arbitrator will be accepted as final by the parties to the disputes, and both will abide by it.

All expenses for the arbitrators services and the proceedings shall be borne equally by the Employer and the Employee. However, each party shall be responsible for compensating its own representatives and witnesses.

      13.   NOTICES.  Any notice or other communication required or permitted
            -------
hereunder shall be sufficiently given if delivered in person to Employer by delivery to its Chairman of the Board of Directors or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

            If to Employee, to:
            Kathleen C. McLeod
            31 Babicz Road
            Tewksbury, MA  01876

            If to Employer, to:
            Cadapult Graphic Systems Inc.
            Attn:  Michael Levin, President
            110 Commerce Drive
            Allendale, New Jersey 07401
            fax:  201-236-9320


      IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the date and year first above written.

                                          CADAPULT GRAPHIC SYSTEMS INC.

                                          By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President


                                          EMPLOYEE

                                          /s/ Kathleen C. McLeod
                                          ------------------------------
                                          Kathleen C. McLeod





                          EMPLOYMENT AGREEMENT PRIVATE


      AGREEMENT, dated January 4, 1999 between CADAPULT GRAPHIC SYSTEMS INC., a Delaware corporation with offices at 110 Commerce Drive, Allendale, New Jersey 07401 ("Employer"), and SUSAN M. GARDNER ("Employee") residing at 10 Benjamin Kidder Lane, Bedford, MA 01730.


                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

      1.    EMPLOYMENT.  The Employer hereby employs Employee, and Employee
            ----------
hereby agrees to serve, as Administrative Assistant of Employer, or such other position and with such title as Employer may reasonably designate, for the Term of Employment (as defined in Section 2). Employee agrees to perform such services as are customary for such office or to such other offices as shall from time to time be assigned to Employee by Employer's Board of Directors or its designee, and, in the absence of such assignment, such services customary to such offices as are necessary to the operations of Employer. Employee further agrees to use Employee's best efforts to promote the interest of Employer and to devote Employee's full business time and energies during normal business hours to the business and affairs of Employer during the Term of Employment.

      2.    TERM OF EMPLOYMENT.  The employment hereunder which shall commence
            ------------------
on the date of the execution of this Agreement and shall continue for a term of two (2) years (the "Term of Employment"), unless earlier terminated: (a) upon death of Employee; (b) at the option of Employer upon 30 days' prior written notice to Employee, in the event Employee, by reason of physical injury or illness, is unable to materially perform his duties hereunder for a period of 60 days and has no proof of expectation of returning to work within a reasonable time thereafter; or (c) upon the discharge of Employee by the Board of Directors of Employer for "cause" (as defined in Section 7 hereof).

      3.    COMPENSATION.
            ------------

            A.    Base Salary and Commission.  As compensation for the services
                  --------------------------
to be provided hereunder and in consideration of Employee's agreement not to compete as set forth in Section 4, during the Term of Employment, Employer shall pay Employee salary of $36,000 per annum, subject to annual review, or such greater amount as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

            B.    Other Benefits.  Employee shall be entitled to the following
                  --------------
fringe benefits, perquisites, and other benefits of employment during the Term of Employment to the extent that the Board of Directors determines such benefits are to be made available to Employer's employees in general: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding employees; (iii) three (3) weeks vacation in accordance with Employer's policy, and it is not to be and is not to be taken at the same time as Tom and Kathy McLeod; (iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; and (v) options to purchase 3000 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, after 12 months of employment and an additional 3000 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, after 22 months of employment .

            C.    Payment Upon Early Termination.  In the event of early
                  ------------------------------
termination of employment for any reason specified in Section 7 hereof, Employer shall no longer be obligated to make any payments of compensation to Employee or Employee's estate under this Agreement. However, any salary or bonus earned and/or vested for prior periods, but not yet paid, shall be paid by Employer to Employee or Employee's estate.

            D.    Bonus.  Employee shall, during the term of this Agreement, be
                  -----
entitled to a performance bonus of $1,000 per quarter, earned upon achieving certain quarterly objectives, said objectives to be set out prior to the beginning of each fiscal. A grant of any bonus or other compensation to another of Employer's employees, shall not be, in any way, interpreted so as to entitle Employee to such bonus or other compensation.


      4.    COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY.
            ---------------------------------------------------------------

            A.    Covenant Not to Compete and Solicit.  For a period of two (2)
                -----------------------------------
years after termination of Employee's employment with Employer, Employee further agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in any way in any other business ventures and agrees to refrain from soliciting business from any client or prospective client (as disclosed in a list, compiled in good faith, to be provided to Employee by Employer at the time he ceases to be employed, which list shall be binding upon Employee) of Employer's for Employee's benefit or for any other entity.

            It is the desire and intent of the parties that if any provisions of this Section 4(A) shall be adjudicated to be invalid or unenforceable, this
Section 4(A) shall be deemed amended to delete therefrom such provisions or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

            B.    Intellectual Property.  During the Term of Employment,
                  ---------------------
Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relates directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will, at Employer's request and cost, do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

            C.    Confidentiality.  Employee agrees to not divulge to anyone
                  ---------------
(other than Employer or any other persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without prior written consent of Employer.

      5.    REIMBURSEMENT OF EXPENSES. Employee shall be entitled to be
            -------------------------
reimbursed for pre-approved reasonable travel and other pre-approved expenses incurred in connection with Employee's services to Employer pursuant to and during the Term of Employment upon a basis consistent with the policies established or announced by Employer.

      6.    BREACH BY EMPLOYEE.  Both parties recognize that the services to be
            ------------------
rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services during the Term of Employment for any person, firm, corporation or other entity engaged in a competing line of business with

Employer, or otherwise breaches this Agreement, Employer shall be entitled, if it so elects, to take all actions, either in law or in equity, that it deems necessary to protect its rights and interests.

      7.    TERMINATION FOR CAUSE.  Employer may terminate Employee for cause
            ---------------------
upon ten days' prior written notice to Employee. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:

            A. Employee's willful failure or refusal after notice thereof, to perform specific directives of Employer's Board of Directors, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 and elsewhere herein;

            B.    Dishonesty of Employee affecting Employer;

            C. Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

            D. Any gross or wilful conduct of Employee resulting in substantial loss to Employer, substantial damage to Employer's reputation or theft from Employer;

            E. Other than physical injury or illness, Employee's failure to perform the duties and responsibilities under this Agreement; or

            F. Any material breach (not covered by any of the clauses (A) through (E)) of any of the provisions of this Agreement, causing damage to Employer, if such breach is not cured within ten days after written notice thereof to Employee by Employer.

      8.    ASSIGNMENT.  This Agreement is a personal contract and, except as
            ----------
specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated by Employee. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. Employee specifically consents to assignment of this Agreement by Employer pursuant to any reorganization or business combination that Employer may effect hereafter.

      9.    GOVERNING LAW; CAPTIONS.  This Agreement contains the entire
            -----------------------
agreement between the parties and shall be governed by the laws of Commonwealth of Massachusetts. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the President of Employer. Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

      10.   PRIOR AGREEMENTS.  This Agreement supersedes and terminates all
            ----------------
prior agreements between Employer and Employee relating to the subject matter herein addressed.

      11.   NOTICES.  Any notice or other communication required or permitted
            -------
hereunder shall be sufficiently given if delivered in person to Employer by delivery to its Chairman of the Board of Directors or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

            If to Employee, to:
            Susan M. Gardner
            10 Benjamin Kidder Lane
            Bedford, MA  01730

            If to Employer, to:
            Cadapult Graphic Systems Inc.
            Attn:  Michael Levin, President
            110 Commerce Drive
            Allendale, New Jersey 07401


      IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the date and year first above written.

                                          CADAPULT GRAPHIC SYSTEMS INC.

                                          By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President


                                          EMPLOYEE

                                          /s/ Susan M. Gardner
                                          ------------------------------
                                          Susan M. Gardner





                                   EXHIBIT H

                                PROMISSORY NOTE

$24,991.23                                                     January 4, 1999


FOR VALUE RECEIVED, Tartan Technical, Inc., a Massachusetts Corporation (hereinafter sometimes referred to as the "Maker"), and promises to pay to Cadapult Graphic Systems, Inc., a Delaware Corporation (hereinafter sometimes referred to as the "Holder"), or at such other place as may be designated from time to time by the Holder, the principal sum of Twenty Four Thousand Nine Hundred Ninety One Dollars and Twenty Three Cents($24,991.23) Dollars, with interest at the rate of eight (8%) percent per annum, payable on February 4, 1999.

All payments hereunder shall be made to the Holder in lawful money of the United States of America and in immediately available funds. Interest on any payment which is not paid within applicable grace periods, shall until acceleration, be due and payable within 10 days of written demand received, such unpaid amounts bearing interest at the higher of 9% per annum or the rate from time to time announced by Chase Manhattan Bank, N.A., or an institutional equivalent, as its "Prime Rate", calculated on the basis of factual days elapsed, from due date of the unpaid amount or amounts.

The Maker shall have the right to prepay this Note in whole or in part. Thereafter, at any time and from time to time Maker shall have the right to prepay this Note, in whole or in part, without penalty or premium. Each partial prepayment of this Note shall be applied to the latest maturing installment of principal required hereunder in inverse order of maturity thereof.

The Holder shall not by any act, delay, omission, failure to act, or otherwise be deemed to have waived any right, power, privilege, or remedy hereunder, and no waiver whatever shall be valid unless in writing signed by the Holder and then only to the extent therein set forth; nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any further exercise thereof, or the exercise of any other right, power, privilege or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law and may be exercised singly or concurrently. A waiver by the Holder of any remedy under the terms of this Note on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have had on any further occasion. No executory agreement, unless in writing and signed by the Holder, and no course of dealing between the Maker and the Holder shall be effective to change or modify or discharge, in whole or in part, this Note.

At the option of the Holder, any one of the following occurrences shall constitute a default under this Note:

      (i) the failure of the Maker to make any payment of principal or interest on this Note when due and such failure shall continue for a period of ten (10) days after written notice thereof is received by Maker from the Holder;

      (ii) the failure of the Maker to perform any term, condition, covenant or agreement herein contained and such failure shall continue for a period of thirty (30) days after written notice thereof is received by Maker from the Holder;

      (iii) If Maker shall file a voluntary petition in bankruptcy or insolvency, commence a case under the Federal Bankruptcy Code, or shall be adjudicated a bankrupt or insolvent, or file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any receiver liquidator or Maker or of all of any part of Maker's personal property; or,

      (iv) If, within 60 days after the commencement of any proceeding against Maker, and same is not discharged within sixty (60) days whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, future federal bankruptcy act or any other present or future applicable federal, state or other statute of law (foreign or domestic), such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any receiver or liquidator of Maker or of all of Maker's personal property, without the consent or acquiescence of Maker, such appointment shall not have been vacated or otherwise discharged.

Upon the happening of any default, the Holder shall have, in addition to all other rights and remedies, the remedies of a secured party under the Massachusetts Uniform Commercial Code with respect to any collateral security and to set off any balance due against wages paid to Maker.

The Maker agrees that whenever an attorney is used to collect or enforce this Note or to enforce, declare or adjudicate any rights or obligations under this Note, or with respect to any collateral security therefore, whether by suit or any other means whatever, the reasonable counsel fees of Holder's counsel shall be payable by the Maker, together with all costs and expenses of such collection, enforcement or adjudication, and shall constitute part of the principal obligation hereunder.

The Maker waives presentment for payment, notice of dishonor, protest, notice of protest of this Note or other notice of any kind and all demands whatsoever, except as may be herein expressly provided to the contrary.

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day.

Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

This Note may be not changed or terminated orally, but only by a writing signed by the Holder hereof.

The parties waive trial by jury, and consent to the jurisdiction and venue of the Commonwealth of Massachusetts.

Furthermore, in the event of default, any legal issues arising in relation to this Note shall be governed by the laws of the Commonwealth of Massachusetts where this Note has been executed and delivered.


ATTEST:                                   TARTAN TECHNICAL INC.

                                          BY:  /s/ Thomas McLeod
By:  /s/ Kathleen McLeod                     ----------------------
   ---------------------------               THOMAS MCLEOD, Pres.
   KATHLEEN MCLEOD, Sec'y


                               PERSONAL GUARANTY

If Maker shall default in any payment due under the Note, then the undersigned will, on demand, pay all sums due thereunder arising of a consequence of Maker's default. Holder may, at its option, join the below Guarantors in any action or proceeding commenced by Holder against Maker based upon a default under the terms of the Note and any recovery thereunder may be obtained against the below Guarantors without Holder first asserting, prosecuting or exhausting any remedy or claim against the Holder, its successors or assigns.

                                          /s/ Thomas McLeod
                                          --------------------
                                          THOMAS MCLEOD


                                          /s/ Kathleen McLeod
                                          --------------------
                                         KATHLEEN MCLEOD





                                   Exhibit J

                             Closing Reconciliation


Total Assets                        $ 723,085.97

Total Liabilities                   $ 862,077.20

Liabilities in Excess of Assets     $ 138,991.23

Cash Due Buyer                      $  24,991.23